UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2004

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 S. Main Street, Culpeper, Virginia 22701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 829-1633

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Chief Operating Officer. On September 8, 2004, Virginia Financial Group, Inc. appointed Litz H. Van Dyke to serve as Executive Vice President and Chief Operating Officer, effective September 27, 2004.

Prior to joining Virginia Financial Group, Inc., Mr. Van Dyke served as Executive Vice President and Chief Operating Officer of FNB Corporation and as President and Chief Executive Officer of First National Bank, both in Christiansburg, Virginia. From February 1999 to December 2002, he served as Executive Vice President of FNB Corporation and First National Bank, and served as Senior Vice President/Commercial Loans of First National Bank prior to February 1999. Mr. Van Dyke is a 1986 graduate of Hampden-Sydney, Stonier Graduate School of Banking and The VBA School of Bank Management. Mr. Van Dyke also serves as a director for the Virginia Association of Community Banks and as a director of the Banker’s Insurance, LLC.

The material terms of Mr. Van Dyke’s employment agreement and other material terms of his employment with the Company are currently being negotiated and will be disclosed in a subsequent Form 8-K.

On September 9, 2004, the Company issued a press release announcing Mr. Van Dyke’s appointment. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit
99.1	Virginia Financial Group, Inc. press release dated September 9, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President
and Chief Financial Officer

September 13, 2004

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EXHIBIT INDEX

Exhibit
99.1	Virginia Financial Group, Inc. press release dated September 9, 2004.

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